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                                                                   EXHIBIT 10.14

                                  AMENDMENT
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                                      TO
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                             INVESTMENT AGREEMENT
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                             Dated March 21, 1995


        THIS AMENDMENT to the Investment Agreement, dated March 21, 1995, with an Addendum dated March 31, 1995, is hereby entered into by Virtual Realty Network, Inc. ("Virtual Realty") and American Growth Fund I, ("American Growth") a California Limited Partnership, by American Growth Capital Cor-poration, Managing General Partner, with offices at 1455 East Tropicana,
Ste. 550B, Las Vegas, Nevada 89119, and the parties hereto agree as follows:

        1. American Growth has purchased 250,000 shares of Series A Preferred Stock on June 22, 1995. American Growth has received a copy of the Purchase Agreement, the Rights Agreement (Exhibit E) and the Co-Sale and Right of First Refusal Agreement (Exhibit F), including all of the Exhibits A-J thereto. American Growth has read, understood and agreed to be bound by and purchase the Series A Preferred Stock under the terms and conditions of those agreements, including those exceptions to the Agreement (Exhibit C, attached thereto). American Growth and Virtual Realty hereby agree that paragraphs 3.2 Management Services and 4.5 Investment Banking Services are null and void as of
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the date of the purchase of the Series A Preferred Stock, and all other terms and conditions of the original investment dated March 21, 1995, and the Addendum, dated March 31, 1995, remain in full force and effect. All future Management Services and Investment Banking Services contemplated between the parties will be negotiated and evidenced by separate written contract.

        2. Virtual Realty had executed two (2) Corporate Promissory Notes in the amounts of $200,000 and $100,000 respectively, on March 22, 1995, attached as Exhibit "A" to the Investment Agreement. The parties agree that these two (2) Corporate Promissory Notes in the amounts of $200,000 and $100,000 respectively, dated March 22, 1995, are hereby canceled and replaced by the one
(1) Corporate Promissory Notes in the

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amounts of $200,000, executed on June 30, 1995 by virtual Realty Applications
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Group, Inc., a subsidiary of Virtyal Realty Network, Inc. American Growth hereby acknowldges receipt of the original Corporate Promissory Note on August 30,
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1995, a copy of which is attached hereto.

        3. Pursuant to the Investment Agreement, Virtual Realty has issued one certificate in the amount of 250,000 shares of common stock and one warrant in the amount of 175,000 on March 22, 1995. Under the terms of paragraph 4.2 Shares, Virtual Realty issued common shares and warrants to each Limited Partner of record. American Growth has agreed, and does hereby agree, to supply to Virtual Realty with all pertinent information regarding such Limited Partners as are now shareholders in Virtual Realty, including, but not limited to, their
full name, address, telephone numbers and type of ownership.   Virtual Realty
agrees to retain such information received from American Growth as the company's confidential shareholder list, and shall not use this information for any purpose other than Virtual Realty's legitimate business purposes related to its own shareholder relations.

IN WITNESS THEREOF, the parties have executed this Amendment to the Investment Agreement, dated March 21, 1995, with an addendum dated March 31, 1995, on this 15th day of September, 1995.
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VIRTUAL REALTY NETWORK, INC.            AMERICAN GROWTH FUND I,
4590 MacArthur Blvd., Ste. 175          a California limited partnership
Newport Beach, CA 92660                 By: American Growth Capital
                                        Corp., Managing General Partner

By: /s/ Michael A. Barron, Pres.        By: /s/ Donna Snyder, President
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        MICHAEL A. BARRON, Pres.                DONNA SNYDER, President


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